EXHIBIT 99.1

AMERICAN MORTGAGE ACCEPTANCE COMPANY

REPORTS SECOND QUARTER FINANCIAL RESULTS

NEW YORK, NY – August 3, 2004 – American Mortgage Acceptance Company (“AMAC” or the “Company”) (AMEX: AMC) today announced financial results for its second quarter ended June 30, 2004.

“AMAC’s financial results continue to demonstrate the strength of the Company’s existing portfolio, particularly in a rising rate environment,” said Stuart J. Boesky, President and Chief Executive Officer of AMAC. “Moving into the second half of the year, we look forward to building on the originations momentum we have gained with the hiring of a new Chief Operating Officer during this past quarter and to expanding our loan portfolio.”

Financial Highlights

AMAC reported total revenues of approximately $3.8 million for the three months ended June 30, 2004, which represented an increase of approximately 16.4% as compared to revenues of approximately $3.2 million for the three months ended June 30, 2003.

For the three months ended June 30, 2004, AMAC had net income of approximately $3.4 million, representing an increase of approximately 30.2% as compared to net income of approximately $2.6 million for the three months ended June 30, 2003. On a per share basis (basic and diluted), net income was $0.40 for the three months ended June 30, 2004, representing an increase of approximately 25.0% as compared to $0.32 for the three months ended June 30, 2003.

Funds from Operations (“FFO”) for the three months ended June 30, 2004, was approximately $3.4 million, or $0.41 on a per share basis (basic and diluted). During the three months ended June 30, 2003, FFO was the same as net income, as AMAC did not record depreciation expense for any of its real estate owned.

AMAC’s present quarterly dividend on an annualized basis is $1.60 per share, representing an approximate 11.0% yield on the $14.48 per share closing price on August 2, 2004. The second quarter per share dividend to common shareholders of $0.40 represents a payout ratio of 97.8% of FFO for the quarter.

Second Quarter Portfolio Investment Activity

In June 2004, AMAC partially funded a $3.6 million mezzanine loan for Woods of Mandarin, a 401-unit multifamily apartment complex located in Jacksonville, Florida. The Company’s initial funding was approximately $3.1 million. The loan, which matures in June 2007, bears interest at a rate of 13.5% annually.

Also in June 2004, AMAC committed to fund an approximate $967,000 bridge loan for Oak Village Apartments, a 117-unit multifamily apartment complex located in Oakland, California. The loan, which AMAC expects to completely fund prior to December 31, 2004, will bear interest at a rate of 11.0% annually.

New Chief Operating Officer

In May 2004, the Company announced that John Garth had been appointed as Chief Operating Officer and Senior Vice President of the Company. Mr. Garth joined AMAC with over 20 years of professional experience, including approximately 19 years in varied management positions in the real estate industry. Prior to joining AMAC, Mr. Garth was Senior Vice President and Production Manager at GMAC Commercial Mortgage Corporation (“GMAC”), a commercial real estate financial services firm. Mr. Garth joined GMAC in 1997 as Vice President and Senior Underwriter and managed a 20-person team that originated, underwrote, and closed $3.0 billion in loans in two years. He was promoted to Senior Vice President in 1999 and was responsible for originating or co-originating and closing over $3.0 billion in 150 transactions. Prior to his tenure with GMAC, Mr. Garth spent nearly 12 years in various positions with The Prudential Insurance Company of America, including Vice President of the company’s Assets, Structured Finance, and Realty Groups.

Management Conference Call

Management will conduct a conference call at 11:00 a.m. Eastern Time today to review the Company’s second quarter financial results for the period ended June 30, 2004. Callers will be invited to ask questions. Investors, brokers, analysts, and shareholders wishing to participate should call (800) 361-0912. For interested individuals unable to join the conference call, a replay of the call will be available through Saturday, August 7, 2004, at (888) 203-1112 (Passcode 696762) or on our website, www.americanmortgageco.com, through Tuesday, August 17, 2004.

Supplemental Financial Information

For more detailed financial information, please access the Supplemental Financial Package, which will be available in the Investor Relations section of the AMAC website at www.americanmortgageco.com.

About the Company

AMAC is a real estate investment trust that specializes in multifamily housing finance. AMAC originates and acquires mezzanine loans, bridge loans, and government-insured first mortgages secured by multifamily housing properties throughout the United States. For more information, please visit our website at www.americanmortgageco.com or contact the Shareholder Services Department directly at (800) 831-4826.

AMERICAN MORTGAGE ACCEPTANCE COMPANY AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(In thousands, except per share amounts)

	June 30, 2004	December 31, 2003
	(Unaudited)
Financial Position
Total assets	$315,606	$327,107

Repurchase facilities payable	$142,368	$149,529

Warehouse facility payable	$30,858	$34,935

Mortgage payable on real estate owned	$15,993	$15,993

Line of credit - due to related party	$3,122	$—

Total liabilities	$197,452	$206,212

Total shareholders’ equity	$118,154	$120,895

	Three Months Ended June 30,
	2004	2003
	(Unaudited)
Operations
Total revenues	$3,773	$3,241
Total expenses	2,071	1,330

Income before other income	1,702	1,911
Total other income	1,649	662

Net income	$3,351	$2,573

Net income per share (basic and diluted)	$0.40	$0.32

Weighted average shares outstanding
Basic	8,336	8,144

Diluted	8,336	8,159

Funds from Operations (“FFO”)(1), as calculated in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) definition, for the three months ended June 30, 2004(2), is summarized in the following table:

(In thousands)	Three Months Ended June 30,
2004
Net income	$3,351
Add back: Depreciation of real property	59

FFO	$3,410

Cash flows from:
Operating activities	$3,461

Investing activities	$(4,002)

Financing activities	$(7,864)

Weighted average shares outstanding
Basic and diluted	8,336

FFO per Share	$0.41

(1)	FFO represents net income or loss (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, excluding depreciation and amortization related to real property and including funds from operations for unconsolidated joint ventures calculated on the same basis. AMAC calculates FFO in accordance with the NAREIT definition. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. There are no material legal or functional restrictions on the use of FFO. FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity. Management considers FFO a supplemental measure of operating performance, and, along with cash flows from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures, and to fund other cash needs.
(2)	In the second quarter of 2003, FFO was equal to net income, as AMAC did not record depreciation expense for any of its real estate owned.

Certain statements in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements speak only as of the date of this press release. AMAC expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in AMAC’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.